Exhibit 99.1

MERGEWORTHRX CORP. ANNOUNCES RECORD AND MEETING DATES

FOR SPECIAL MEETING RELATING TO PREVIOUSLY ANNOUNCED PROPOSED BUSINESS
COMBINATION WITH AEROCARE HOLDINGS, INC.

Miami, FL — December 3, 2014 — MergeWorthRx Corp. (NASDAQ: MWRX) (the “Company”) announced today that it has set a record date of December 9, 2014 and a meeting date of December 22, 2014 for the special meeting in lieu of the 2014 annual meeting of stockholders of the Company (the “Special Meeting”) relating to the previously announced proposed business combination (the “Business Combination”) between the Company and AeroCare Holdings, Inc. (“AeroCare”). Stockholders of record as of December 9, 2014 will be invited to attend the Special Meeting to consider and vote upon a proposal to approve and adopt the previously announced Agreement and Plan of Merger and Reorganization, dated as of October 14, 2014, as it may be amended (the “Merger Agreement”), by and among the Company, Anvil Merger Sub, Inc., a Delaware corporation, AeroCare and FFC Aerocare SR, LLC, a Delaware limited liability company, and the transactions contemplated thereby, as well as to consider and vote upon related matters. Only holders of record of the Company’s common stock at the close of business on December 9, 2014 are entitled to notice of the special meeting of stockholders and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting of stockholders.

The Special Meeting will be held at 10:00 a.m., Eastern Time, on December 22, 2014 at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173.

If the Business Combination is approved, the Company expects to close the Business Combination shortly after the Special Meeting subject to the satisfaction of all other closing conditions.

A list of stockholders entitled to vote at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during regular business hours for a period of ten calendar days before the Special Meeting.

The full meeting agenda will be detailed in the definitive proxy statement/prospectus, which will be included as part of the Registration Statement on Form S-4, as amended (File No. 333-199778) (the “Registration Statement”) of the Company, and which will be mailed to all stockholders of record as of December 9, 2014. The Registration Statement has not yet been declared effective by the Securities and Exchange Commission (“SEC”).

ABOUT MERGEWORTHRX CORP.

MergeWorthRx Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Its common stock is currently listed on The NASDAQ Capital Market under the symbol “MWRX.”

ABOUT AeroCare

AeroCare is a leading provider of oxygen, respiratory and other chronic therapy services to patients in the home. AeroCare’s customers typically suffer from chronic obstructive pulmonary disease, such as emphysema, chronic bronchitis or asthma, and require supplemental oxygen, respiratory and other chronic therapy services in order to alleviate the symptoms and discomfort of respiratory dysfunction. AeroCare also provides sleep apnea devices, including CPAP/bi-level devices to individuals suffering from obstructive sleep apnea. AeroCare currently serves more than 150,000 patients in 20 U.S. states through 175 locations.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and officers and a description of their interests in the proposed Business Combination is contained in the preliminary proxy statement/prospectus regarding the Business Combination, which is included as part of the Registration Statement and will also be included in the definitive proxy statement/prospectus for the proposed Business Combination that will be mailed to stockholders of the Company. The Company’s stockholders may obtain additional information about the interests of the directors and officers of the Company in the Business Combination by reading any other materials to be filed with the SEC regarding the Business Combination when such information becomes available.

ADDITIONAL INFORMATION REGARDING THE BUSINESS COMBINATION AND WHERE TO FIND IT

The Company has filed the Registration Statement with the SEC. The Registration Statement includes a preliminary proxy statement/prospectus of the Company in connection with the Business Combination. This material is not a substitute for the definitive proxy statement/prospectus regarding the proposed Business Combination. The Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders when available. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus (when available) in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement/prospectus will contain important information about AeroCare, the Company and the Business Combination. The definitive proxy statement/prospectus will be mailed to stockholders of the Company as of December 9, 2014. Stockholders may obtain copies of the Registration Statement, which includes the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus (when available), without charge, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: MergeWorthRx Corp., 3123 McDonald Street, Miami, Florida 33133, Attn.: Stephen B. Cichy, President, Chief Operating Officer and Secretary.

FORWARD LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to the timing of the Business Combination, as well as the expected performance, strategies, prospects and other aspects of the businesses of the Company, AeroCare and the combined company after completion of the Business Combination, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination, (2) the outcome of any legal proceedings that may be instituted against the Company, AeroCare or others following announcement of the Business Combination and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the stockholders of the Company or other conditions to closing the Business Combination, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that AeroCare may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the SEC by the Company.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and AeroCare undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.